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                                                                     Exhibit 5.1
                            PORTER & HEDGES, L.L.P.
                        ATTORNEYS AND COUNSELORS AT LAW
                           700 LOUISIANA, 35TH FLOOR
                           HOUSTON, TEXAS 77002-2764

                                                            MAILING ADDRESS:
                            TELECOPIER (713) 228-1331        P.O. BOX 4744
                            TELEPHONE (713) 226-0600    HOUSTON, TX 77210-4744

                                 August 24, 2004

Endeavour International Corporation
1001 Fannin, Suite 1700
Houston, Texas 77002

Gentlemen:

      We have acted as counsel to Endeavour International Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 40,017,525 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), which may be offered and sold from time to time by selling stockholders of the Company. The Shares represent 36,960,025 shares of Common Stock currently outstanding and 3,057,500 shares of Common Stock issuable upon exercise of outstanding warrants (the "Warrants").

      We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

      Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that the Shares, whether currently outstanding or when issued upon exercise of the Warrants in accordance with the respective terms thereof, and with respect to the Warrants, against payment in full of the exercise price therefore, either are or will be validly issued, fully paid and nonassessable shares of Common Stock.

      We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                             Very truly yours,

                                             /s/ PORTER & HEDGES, L.L.P.
                                             -----------------------------------
                                             PORTER & HEDGES, L.L.P.